Exhibit 99.1

AIRNET COMMUNICATIONS CLOSES $5.5M PRIVATE PLACEMENT

Melbourne, FL, April 26, 2004 - AirNet Communications Corporation (NASDAQ: ANCC) today announced that it has closed a private placement announced on April 23, 2004, and issued $5,500,000 in common stock and warrants to five different institutional investors.

AirNet will use the proceeds from the investment, after payment of transaction expenses to fund operations.

The securities sold in the private placement have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. However, AirNet has agreed to file a registration statement within 30 days for the resale of the shares of the common stock, including all shares of common stock underlying the warrants. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

About AirNet

AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allow service operators to cost effectively and simultaneously offer high-speed data and voice services to mobile subscribers. AirNet’s patented broadband, software-defined AdaptaCell® base station solution provides a high-capacity base station with a software upgrade path to high-speed data. The company’s Digital AirSite® Backhaul Free base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. AirNet has 69 patents issued or pending. For more information about AirNet: www.airnetcom.com.

For More Information:

AirNet Contact:

Stuart Dawley

Investor Relations Officer

+1 321-953-6780

sdawley@airnetcom.com

AirNet Communications | 3950 Dow Road – Melbourne, FL USA 32934 | +1 321-984-1990 |  www.airnetcom.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical information are forward-looking statements that relate to future events or our future financial performance, including statements regarding our expectations, beliefs, plans, estimates, intentions or strategies for the future. Forward looking statements include statements regarding the negotiation or conclusion of a financing transaction, the financial effects of a corporate restructuring, the transition and evolution to next generation products, and other statements relating to the company’s outlook. All forward-looking statements included in this release are based upon information available to AirNet Communications Corporation as of the date hereof and the Company assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause our actual results to differ materially from those projected. Potential risks and uncertainties include, but are not limited to, risks or uncertainties, that our sales revenue is concentrated around one large customer; that the company may not be successful in growing alliances with recently announced OEM resellers; that the company’s new products may not be accepted by the market, that the company may need additional investment capital in the future, and that the company may not be able to continue to operate as a going concern prior to or after the consummation of the transaction. These and other risks are discussed in Company filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2003.

AirNet®, AdaptaCell® and AirSite® are registered trademarks with the U.S. Patent and Trademark Office. The stylized AirNet mark, Super Capacity™, Backhaul Free™, and We’re Ready for Anything™ are trademarks of AirNet Communications Corporation. Other names are registered trademarks or trademarks of their respective companies or organizations.

AirNet Communications | 3950 Dow Road – Melbourne, FL USA 32934 | +1 321-984-1990 |  www.airnetcom.com